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                                                                 EXHIBIT 99(A)

                                  SCHEDULE 13D


                                    EXHIBIT A

                             JOINT FILING AGREEMENT



                The undersigned hereby agree that the Statement on Schedule 13D/A with respect to the Common Stock of Casmyn Corp., dated May 1, 2000, is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: May 1, 2000           /s/ Mark S. Zucker
                     -------------------------------------
                                Mark S. Zucker



                        ANVIL INVESTMENT PARTNERS, L.P.

                  By: Anvil Investors, Inc., as General Partner




                     By:     /s/ Mark S. Zucker
                     -------------------------------------
                          Mark S. Zucker, President